Exhibit 99.1

Investors: Don McCauley Chief Financial Officer Qualys, Inc. +1 (650) 801-6181 dmccauley@qualys.com	Media: John Christiansen/David Isaacs Sard Verbinnen & Co +1 (415) 618-8750 jchristiansen@sardverb.com/disaacs@sardverb.com

QUALYS ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

Revenue Growth of 24% Year-Over-Year

GAAP EPS of $0.09, Non-GAAP EPS of $0.15

Full-Year 2014 Guidance Raised Again for Revenues, GAAP EPS, Non-GAAP EPS

REDWOOD CITY, CA – November 3, 2014 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud security and compliance solutions, today announced financial results for the third quarter ended September 30, 2014. For the quarter, the Company reported revenues of $34.3 million, GAAP net income of $3.2 million, non-GAAP net income of $5.7 million, adjusted EBITDA of $9.0 million, GAAP earnings per diluted share of $0.09, and non-GAAP earnings per diluted share of $0.15.

Philippe Courtot, Chairman and Chief Executive Officer of Qualys, said, “We delivered record revenue growth in the third quarter, driven by continued rapid adoption of our cloud security and compliance solutions. Companies across all geographies are increasingly recognizing the value proposition of a cloud-oriented platform that provides continuous security across their entire IT landscape, and we are constantly innovating to enhance our existing offerings and develop new ones in order to deliver on this demand. As demonstrated by our third quarter results, Qualys continues to deliver outstanding performance as a result of the addition of new customers and the successful execution of our land and expand strategy with existing customers.”

Third Quarter 2014 Financial Highlights

Revenues: Revenues for the third quarter of 2014 increased by 24% to $34.3 million compared to $27.7 million for the same quarter last year. Revenue growth was driven by a combination of sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Deferred Revenues: Current deferred revenues increased by 21% to $74.3 million at September 30, 2014 compared to $61.4 million at September 30, 2013. Total deferred revenues increased by 19% to $83.3 million at September 30, 2014 compared to $69.8 million at September 30, 2013.

Gross Profit: GAAP gross profit for the third quarter of 2014 increased by 26% to $26.9 million compared to $21.3 million for the same quarter last year. GAAP gross margin was 78% for the third quarter of 2014, compared to 77% in the prior year’s third quarter. Non-GAAP gross margin was 79% for the third quarter of 2014 compared to 77% in the prior year.

Operating Income: GAAP operating income for the third quarter of 2014 was $3.5 million compared to $1.5 million in the same quarter last year. Non-GAAP operating income for the third quarter of 2014 was $6.0 million compared to $3.1 million for the same quarter last year.

Net Income: GAAP net income for the third quarter of 2014 was $3.2 million, or $0.09 per diluted share, compared to net income of $1.3 million, or $0.04 per diluted share, for the same quarter last year. Non-GAAP net income for the third quarter of 2014 was $5.7 million, or $0.15 per diluted share, compared to non-GAAP net income of $2.9 million, or $0.08 per diluted share, for the same quarter last year.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the third quarter of 2014 increased by 59% to $9.0 million compared to $5.7 million for the same quarter last year. As a percentage of revenues, adjusted EBITDA increased to 26% for the third quarter of 2014 compared to 20% for the same quarter last year.

Third Quarter 2014 Business Highlights

Customers:

•	New customers included: Allergan, BAE Systems, Benjamin Moore, Best Buy, BP Iraq, Corning, Indiana University, Intuit, Jabil Circuit, Merck, National Australia Bank, Saudi Basic Industries and Toyota Motor Manufacturing North America.

•	Qualys hosted its 12th annual Qualys Security Conference in Las Vegas where over 600 customers and partners shared best practices and discussed how to deliver continuous security for the global enterprise in order to better defend against cyber threats.

New Products and Functionalities:

Qualys released several new products and enhancements, including:

•	Unveiled Qualys’ next generation cloud platform at the Qualys Security Conference and showcased major innovations such as:

•	New agent technology for scanning offline systems.

•	Log management solution for websites that comes fully integrated with Web Application Scanning and Web Application Firewall which helps customers improve web log management and improve protection for their websites.

•	Released detection for the Bash Shellshock vulnerability with special reports and workflows to help customers with detection and protect their IT environments and web applications against this critical threat.

•	Bolstered the Continuous Monitoring for the Perimeter solution with enterprise alerting capabilities through seamless integration with incident response systems.

•	Released Web Application Scanning 3.6 with new workflows to help customers manage the scanning of large numbers of websites and to support high-volume fully-automated web application scanning across their web application portfolio.

•	Expanded Policy Compliance solution with new controls and policies adding coverage for new technologies, regulations and standards to help customers further automate their compliance initiatives.

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Industry Recognition:

•	Recognized by IDC as the leader in device vulnerability assessment for the sixth consecutive year.

•	Both Qualys Vulnerability Management and Qualys Web Application Scanning have been identified as finalists in the annual Information Security Magazine Reader’s Choice Awards.

Strategic Alliances and Partnerships:

•	Selected by Tech Mahindra, a leading Indian outsourcer, to help expand their global IT security portfolio and enhance their managed services offering.

•	Joined the Center for Internet Security’s cyber hygiene campaign to provide web application security audits to state governments.

Financial Performance Outlook

Fourth Quarter 2014 Guidance: Management expects revenues to be in the range of $35.5 million to $36.0 million. At the midpoint, this represents 23% growth over fourth quarter 2013 revenues. GAAP net income per diluted share is expected to be in the range of $0.01 to $0.03 and non-GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10 based on approximately 37.4 million weighted average diluted shares outstanding for the quarter.

Full Year 2014 Guidance: Management expects revenues to be in the range of $132.5 million to $133.0 million, an increase from the previous revenue guidance range of $131.0 million to $132.0 million. At the midpoint, this represents 23% growth over 2013 revenues, an increase from the 22% midpoint of the previous revenue guidance range. GAAP net income per diluted share is expected to be in the range of $0.13 to $0.15, an increase from the previous GAAP EPS guidance range of $0.04 to $0.08. Non-GAAP net income per diluted share is expected to be in the range of $0.39 to $0.41, an increase from the previous Non-GAAP EPS guidance range of $0.30 to $0.34. Full year EPS estimates are based on approximately 37.4 million weighted average diluted shares outstanding for the full year.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its third quarter 2014 financial results today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID #9026887. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

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About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud security and compliance solutions with over 6,700 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, Accuvant, BT, Cognizant Technology Solutions, Dell SecureWorks, Fujitsu, HCL Comnet, InfoSys, NTT, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA) and the Council on CyberSecurity. For more information, please visit www.qualys.com.

Qualys and the Qualys logo are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the value proposition of our platform, our ability to continue to innovate, to enhance our offerings and develop new offerings, our strategy and ability to execute such strategy, our guidance for revenues, GAAP EPS and non-GAAP EPS for the fourth quarter and full year 2014; and our expectations for the number of weighted average diluted shares outstanding for the fourth quarter and full year 2014. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; our ability to retain existing customers and generate new customers; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; and general market, political, economic and business conditions. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the Securities and Exchange Commission on August 7, 2014. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

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Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors non-GAAP measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA.

Qualys also monitors non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Qualys believes that these non-GAAP metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA. Furthermore, Qualys uses these measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

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Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$34,348	$27,749	$97,006	$78,923
Cost of revenues (1)	7,421	6,415	21,442	18,134

Gross profit	26,927	21,334	75,564	60,789
Operating expenses:
Research and development (1)	6,490	5,151	19,305	15,739
Sales and marketing (1)	11,774	10,411	36,111	30,739
General and administrative (1)	5,156	4,277	15,112	12,226

Total operating expenses	23,420	19,839	70,528	58,704

Income from operations	3,507	1,495	5,036	2,085
Other income (expense), net:
Interest expense	(2)	(7)	(9)	(37)
Interest income	127	115	365	273
Other income (expense), net	(141)	(84)	(279)	(370)

Total other income (expense), net	(16)	24	77	(134)

Income before provision for income taxes	3,491	1,519	5,113	1,951
Provision for income taxes	283	210	639	372

Net income	$3,208	$1,309	$4,474	$1,579

Net income per share:
Basic	$0.10	$0.04	$0.14	$0.05

Diluted	$0.09	$0.04	$0.12	$0.04

Weighted average shares used in computing net income per share:
Basic	33,120	32,088	32,820	31,789

Diluted	37,080	36,247	37,006	35,704

(1) Includes stock-based compensation as follows:

Cost of revenues	$175	$103	$482	$307
Research and development	599	253	1,551	697
Sales and marketing	561	363	1,852	804
General and administrative	1,159	902	3,215	2,000

Total stock-based compensation	$2,494	$1,621	$7,100	$3,808

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$3,208	$1,309	$4,474	$1,579
Change in foreign currency translation loss, net of zero tax	(101)	(12)	(142)	(73)
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of zero tax	(44)	52	(11)	37
Less: reclassification adjustment for net realized gain included in net income	(27)	(1)	(28)	(9)

Net change, net of zero tax	(71)	51	(39)	28

Other comprehensive income (loss), net	(172)	39	(181)	(45)

Comprehensive income	$3,036	$1,348	$4,293	$1,534

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	September 30, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$88,285	$42,369
Short-term investments	25,133	54,827
Accounts receivable, net	30,278	28,581
Prepaid expenses and other current assets	5,901	4,679

Total current assets	149,597	130,456
Long-term investments	37,896	35,608
Property and equipment, net	24,776	23,075
Intangible assets, net	2,099	2,394
Goodwill	317	317
Other noncurrent assets	726	753

Total assets	$215,411	$192,603

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,898	$1,930
Accrued liabilities	9,101	9,037
Deferred revenues, current	74,337	67,505
Capital lease obligations, current	—	805

Total current liabilities	85,336	79,277
Deferred revenues, noncurrent	8,965	8,889
Other noncurrent liabilities	1,417	1,320

Total liabilities	95,718	89,486
Stockholders’ equity:
Common stock	33	32
Additional paid-in capital	188,923	176,641
Accumulated other comprehensive loss	(1,269)	(1,088)
Accumulated deficit	(67,994)	(72,468)

Total stockholders’ equity	119,693	103,117

Total liabilities and stockholders’ equity	$215,411	$192,603

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine Months Ended
	September 30,
	2014	2013
Cash flows from operating activities:
Net income	$4,474	$1,579
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	8,826	7,050
Bad debt expense	346	211
Loss on disposal of property and equipment	1	12
Stock-based compensation	7,100	3,808
Amortization of premiums and accretion of discounts on investments	427	188
Excess tax benefits from stock-based compensation	(131)	(59)
Changes in operating assets and liabilities:
Accounts receivable	(2,042)	(688)
Prepaid expenses and other assets	(1,238)	229
Accounts payable	(48)	(939)
Accrued liabilities	364	(549)
Deferred revenues	6,907	4,732
Other noncurrent liabilities	99	(383)

Net cash provided by operating activities	25,085	15,191

Cash flows from investing activities:
Purchases of investments	(117,279)	(113,689)
Sales and maturities of investments	144,218	113,524
Purchases of property and equipment	(10,252)	(10,364)
Release of restricted cash	—	114

Net cash provided by (used in) investing activities	16,687	(10,415)

Cash flows from financing activities:
Proceeds from exercise of stock options	5,046	3,374
Excess tax benefits from stock-based compensation	131	59
Principal payments under capital lease obligations	(805)	(920)

Net cash provided by financing activities	4,372	2,513

Effect of exchange rate changes on cash and cash equivalents	(228)	(56)

Net increase in cash and cash equivalents	45,916	7,233
Cash and cash equivalents at beginning of period	42,369	34,885

Cash and cash equivalents at end of period	$88,285	$42,118

Non-cash investing and financing activities:
Purchases of property and equipment included in accrued liabilities	$—	$731
Vesting of early exercised common stock options	$41	$204

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$3,208	$1,309	$4,474	$1,579
Depreciation and amortization of property and equipment	2,946	2,452	8,532	6,731
Amortization of intangible assets	98	105	294	319
Interest expense	2	7	9	37
Provision for income taxes	283	210	639	372

EBITDA	6,537	4,083	13,948	9,038
Stock-based compensation	2,494	1,621	7,100	3,808
Other (income) expense, net	14	(31)	(86)	97

Adjusted EBITDA	$9,045	$5,673	$20,962	$12,943

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP gross profit	$26,927	$21,334	$75,564	$60,789
Plus:
Stock-based compensation	175	103	482	307

Non-GAAP gross profit	$27,102	$21,437	$76,046	$61,096

GAAP income from operations	$3,507	$1,495	$5,036	$2,085
Plus:
Stock-based compensation	2,494	1,621	7,100	3,808

Non-GAAP income from operations	$6,001	$3,116	$12,136	$5,893

GAAP net income	$3,208	$1,309	$4,474	$1,579
Plus:
Stock-based compensation	2,494	1,621	7,100	3,808

Non-GAAP net income	$5,702	$2,930	$11,574	$5,387

Non-GAAP net income per share:
Basic	$0.17	$0.09	$0.35	$0.17

Diluted	$0.15	$0.08	$0.31	$0.15

Weighted average shares used in computing non-GAAP net income per share:
Basic	33,120	32,088	32,820	31,789

Diluted	37,080	36,247	37,006	35,704